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As filed with the Securities and Exchange Commission on May 5, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PHARMACOPEIA DRUG DISCOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	P.O. Box 5350 Princeton, New Jersey 08543-5350 (Address of principal executive offices) (Zip Code)	51-0418085 (I.R.S. Employer Identification Number)
PHARMACOPEIA DRUG DISCOVERY, INC. 2004 STOCK INCENTIVE PLAN PHARMACOPEIA DRUG DISCOVERY, INC. EMPLOYEE STOCK PURCHASE PLAN (Full Title of the Plans)
Brian M. Posner Vice President, Finance Pharmacopeia Drug Discovery, Inc. P.O. Box 5350 Princeton, New Jersey 08543-5350 (Name and address of agent for service)
(609) 452-3600 (Telephone number, including area code, or agent for services)

With a Copy to:
James J. Marino, Esq. Dechert LLP Princeton Pike Corporate Center 997 Lenox Drive, Building 3, Suite 210 Lawrenceville, New Jersey 08648 (609) 620-3200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock of Pharmacopeia Drug Discovery, Inc., par value $0.01 per share, to be issued under the Stock Incentive Plan	2,400,000	$8.58	$20,592,000	$2,609.01

Common Stock of Pharmacopeia Drug Discovery, Inc., par value $0.01 per share, to be issued under the ESPP	250,000	$8.58	$2,145,000	$271.77

Total for all Plans	2,650,000	$8.58	$22,737,000	$2,880.78

(1)
The registration fee for the shares of Common Stock to be issued under the Pharmacopeia Drug Discovery, Inc. 2004 Stock Incentive Plan (the "Stock Incentive Plan") and the Pharmacopeia Drug Discovery, Inc. Employee Stock Purchase Plan ("ESPP") (together with the "Stock Incentive Plan," referred to as the "Plans") was calculated in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis of $8.58 per share, the average high and low prices of Common Stock, par value $0.01 per share ("Common Stock") of the Registrant as reported on The Nasdaq National Market on May 3, 2004. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents of Pharmacopeia Drug Discovery, Inc. (the "Registrant") filed or to be filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

  (a)
  The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 10, filed on December 22, 2003, including any amendments or reports filed for the purpose of updating such description.

  (b)
  All reports and documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document, which is incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the Registrant's Common Stock offered hereby will be passed upon by the law firm of Dechert LLP. James J. Marino, a partner of Dechert LLP, is a director of the Registrant and owns 2,342 shares of the Registrant's Common Stock and has options to purchase 16,500 shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        The Registrant's amended and restated certificate of incorporation provides that no director will be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or the Registrant's stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorizing the payment of an unlawful dividend or repurchase of stock or (iv) for any transaction in which the director derived an improper personal benefit.

        The Registrant's amended and restated bylaws provide that the Registrant must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was a director or officer of the Registrant, or that such director or officer is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Registrant, which approval may not be unreasonably withheld) actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the Registrant's best interests, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Registrant's amended and restated bylaws provide further that the Registrant must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in the Registrant's favor by reason of the fact that he or she is or was an Agent against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the Registrant, which approval shall not be unreasonably withheld) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant's best interests, provided that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

        The Registrant has entered into indemnity agreements with each of the Registrant's directors and executive officers. Pursuant to these agreements, the Registrant has agreed to indemnify each of the Registrant's directors and executive officers to the fullest extent permitted by applicable law and the Registrant's amended and restated bylaws, subject to certain exceptions for:

  •
  claims under Section 16(b) of the Exchange Act;

  •
  conduct by the director or executive officer that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

  •
  breaches of the director's or executive officer's duty of loyalty;

  •
  matters for which the director or executive officer was otherwise indemnified and received payment;

  •
  actions for which the director or executive officer may not be legally indemnified; and

  •
  certain actions initiated by the director or executive officer.

        As permitted under the Registrant's amended and restated bylaws, the Registrant has purchased and the Registrant maintains a directors' and officers' liability insurance policy to insure the Registrant's officers and directors against certain liabilities.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        Reference is made to the Exhibit Index which appears on page 8 of this Registration Statement and is incorporated herein by reference for a detailed list of the exhibits filed as a part hereof.

Item 9. Undertakings.

Undertakings required by Item 512(a) of Regulation S-K

        The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b) of Regulation S-K

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        The Registrant.    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Princeton, State of New Jersey, on this 5th day of May, 2004.

PHARMACOPEIA DRUG DISCOVERY, INC.
By:	/s/ JOSEPH A. MOLLICA, PH.D

Joseph A. Mollica, Ph.D. Chairman of the Board of Directors, President and Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph A. Mollica and Brian M. Posner as his or her attorneys-in-fact, with the full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each said attorney-in-fact, or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JOSEPH A. MOLLICA, PH.D. Joseph A. Mollica, Ph.D.	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 5, 2004
/s/ BRIAN M. POSNER Brian M. Posner	Vice President, Finance (Principal Financial and Accounting Officer)	April 29, 2004
/s/ FRANK BALDINO, JR., PH.D. Frank Baldino, Jr., Ph.D.	Director	May 5, 2004
/s/ PAUL A. BARTLETT, PH.D. Paul A. Bartlett, Ph.D.	Director	May 5, 2004

/s/ GARY E. COSTLEY, PH.D. Gary E. Costley, Ph.D.	Director	April 30, 2004
/s/ JAMES J. MARINO James J. Marino	Director	May 5, 2004
/s/ BRUCE A. PEACOCK Bruce A. Peacock	Director	April 30, 2004

EXHIBIT INDEX

Exhibit No.	Document
4.1
Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form 10 filed with the Commission on April 9, 2004 (File No. 000-50523) as most recently amended).
4.2
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form 10 filed with the Commission on April 9, 2004 (File No. 000-50523) as most recently amended).
5.1	Opinion of Dechert LLP (counsel to the Registrant).
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Dechert LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included as part of signature page).

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PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWERS OF ATTORNEY
EXHIBIT INDEX